Exhibit 99.3

Statement

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Paperweight Development Corp. (the “Company”), hereby certifies that:

(1)	the Company’s Annual Report on Form 10-K for the year ended December 28, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

PAPERWEIGHT DEVELOPMENT CORP.

Dated: March 18, 2003

/s/ DOUGLAS P. BUTH
	Name	Douglas P. Buth
	Title:	Chairman, President and Chief Executive Officer